Exhibit 10.18

REDACTED COPY

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private and confidential.

Customer ("Customer")

Account Name	[Omitted]	Date	9/16/2021
Bill To	[Omitted]	Expiration Date	9/30/2021

1. **Data License Agreement**: This Order Form (**"Order Form"**) is governed by the terms and conditions set forth in the Data License Agreement in Exhibit A, (the "**Agreement**"). The terms of the Agreement are hereby incorporated by reference herein. Capitalized terms used in this Order Form, but not defined herein, have the meanings given to them in the Agreement.

2. **Queries & Fees:** OneMedNet will perform the following Queries for Customer and provide Customer the applicable Data for each line item Query:

Line Item Description	iRWD Data Requirements	Quantity	Unit Price	Extended Price
CT Pulmonary Angiography - Any Finding is Acceptable	Any type of CTPA with any finding is acceptable.	200.00	$71.00	$14,200.00
CT Pulmonary Angiography - Positive Only	Positive PE findings based on radiology report. POSITIVE ONLY	250.00	$89.00	$22,250.00
Liver AI (CT)	Multi-Phase study (pre-contrast, arterial, portal venous, delayed)	900.00	$114.00	$102,600.00
CTA Brain + LVO	Positive LVO cases; M2, ACA;	150.00	$109.00	$16,350.00
Angio/Fluoro Cardiac	2D cardiac xray from Pheno / Icono systems.	100.00	$68.00	$6,800.00
Coronary CTA	Studies no older than four (4) years.	500.00	$94.00	$47,000.00
Liver CT, tumor ablations	Tumor ablations before and after therapy, with report. Case includes 2 studies, pre-op and post-op.	75.00	$250.00	$18,750.00
Discount	Discount for difference in price paid for samples.	1.00	($383.00)	($383.00)
Chest CT - Lung (cancer)	Chest CT (ideally low dose screening CT) with a corresponding biopsy confirming malignancy. Ideally the biopsy would contain genetic (and molecular) profiling of the tumor confirming type (e.g. adenocarcinoma, NSCLC, SCLC, Mets, …)	600.00	$109.00	$65,400.00
Single-energy CT Cervical Spine	Positive for cervical fractures.	100.00	$109.00	$10,900.00
Routine 2D Echocardiography studies	Data from non-Siemens cardiovascular systems	400.00	$94.00	$37,600.00

Total Price $341,467.00

3. **Payment Terms:** Monthly, according to Accepted data set fulfillments and according to pricing in Section 2, Queries & Fees.

4. **Additional Order Form Terms**

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com

1. Acceptance. The Order is deemed Accepted two (2) weeks following the final delivery unless the Customer notifies OneMedNet in writing of any issues with the data sets.
2. Order Form Effective Date. The Order Form Effective Date means the date of Customer's execution of this Order Form with OneMedNet.
3. Customer Obligations. Customer acknowledges and agrees that the Queries performed and Data licensed pursuant to this Order Form shall be subject to the terms and conditions of the Agreement.
4. Order of Precedence. In the event of any conflict between the terms and conditions of this Order Form and th e terms and conditions set forth in the Agreement, the terms and conditions set forth in this Order Form shall take precedence.
5. Entire Agreement. The Parties acknowledge and agree that the terms and conditions of this Order Form shall control the rights and obligations of the Parties notwithstanding the terms of any purchase orders issued by Customer with respect to the subject matter hereof and any terms and conditions of any such purchase orders shall be void and have no effect.
6. Counterparts. The Parties may execute this Order Form in multiple counterparts and with manual or electronic signatures, which shall bind the Parties to the same degree as handwritten signatures on a single document.
7. Exhibits. Exhibit A: Data License Agreement
8. Permitted Affiliates. The following entities, if any, shall be deemed Permitted Affiliates for purposes of the Agreement: [Legal Entity Names of each Customer affiliate to have access to the Data]

Permitted Affiliates Siemens Medical Solutions USA, Inc. and its Affiliates as defined in section 1.1 of the Data License Agreement

The Parties hereby accept and agree to be bound by the terms and conditions in this Order Form and the Agreement and represent that such acceptance is made by an authorized representative of such Party.

OneMedNet Corporation

____

Name: Mike LaChance

Title: President & COO

Date: ____________________

Customer

[Omitted] Electronically signed by: [Omitted] Reason: Document Execution Date: Sep 21, 2021 12:10 EDT

[Omitted]

Finance Manager

Date: Sep 21, 2021

PO #: ____________________

[Omitted] Electronically signed by: [Omitted] Reason: Document Execution Date: Sep 21, 2021 12:53 EDT

[Omitted]

Director Procurement

Date: Sep 21, 2021

<End of Order Form>

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com

Exhibit A
DATA LICENSE AGREEMENT
Terms and Conditions of Sale

THIS Data License Agreement by and between OneMedNet and Customer is made and entered into effective as of the Effective Date. Customer and OneMedNet may be referred to in this Agreement each individually as a "**Party**," or collectively as the "**Parties**."

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound, the Parties agree as follows:

1. **Definitions**

1.1 "**Affiliate**" means an entity that is in control of, controlled by or under common control with Customer. For the purposes of this Section 1.1, "control" and "controlled" mean the direct or indirect ability (a) to vote more than fifty percent (50.0%) of the outstanding voting interests, or (b) to direct or cause the direction of general management decisions, including, without limitation, through a management agreement. If an entity that is expressly named as a Permitted Affiliate in an Order Form ceases to be in control of, controlled by or under common control with Customer, then such entity shall no longer be deemed a Permitted Affiliate for the purposes of this Agreement.

1.2 "**Agreement**" means this Data License Agreement.

1.3 "**Authorized User**" means any individual employee or contractor of Customer or a Permitted Affiliate that is authorized by Customer or the Permitted Affiliate to access or use the Data, subject to the terms of this Agreement.

1.4 "**Confidential Information**" means any and all information or data which is disclosed or otherwise made available by the Disclosing Party to the Receiving Party in any tangible or oral form, including, but not limited to, development and/or financial plans, ideas, concepts, drawings, designs, discoveries, improvements, specifications, formulas, trade secrets, prototypes, processes, notes, memoranda and reports concerning OneMedNet's past, present or future research, technology, know-how, computer programs, products, sales and marketing plans, financial statements and business plans, product plans and/or costs, deliverables, and any other information, oral or written, that is designated as confidential or proprietary or should reasonably be considered confidential or proprietary. Confidential Information shall also include the terms of any Order Form(s). For the avoidance of doubt, the Data, OneMedNet IP, and the identity of and OneMedNet's relationship with its Data Licensors (including without limitation, the types of data that OneMedNet sources from its Data Licensors and the terms and conditions of OneMedNet's agreements with its Data Licensors) shall automatically be deemed OneMedNet's Confidential Information.

1.5 "**Customer**" means entity specified as the "Customer" in the Order Form that is agreeing to this Agreement.

1.6 "**Customer Products**" means derivative works based on the Data, which are created by Customer for: (a) Customer's internal use; or (b) as included in an aggregated form within a Customer product or service for sale, license or other commercial distribution to third parties.

1.7 "**Data**" means de-identified data and images in which OneMedNet has been granted rights by its Data Licensors pursuant to the Data Supply Agreements entered into by OneMedNet and each of its Data Licensors and provided by OneMedNet to Customer in accordance with the terms of this Agreement.

1.8 "**Effective Date**" means the date of Customer's acceptance of this Agreement by signing an Order Form with OneMedNet.

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com

1.9 **"Intellectual Property Rights"** means all of the following legal rights, title, or interest in or arising under the Laws of the United States, any state, any other country or international treaty regime, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired, including all renewals thereof: (a) patents, patent applications and patent rights, including any such rights granted upon any reissue, reexamination, division, extension, provisional, continuation or continuation-in-part applications, and equivalent or similar rights anywhere in the world in inventions and discoveries; (b) rights associated with works of authorship and literary property rights, including, but not limited to, copyrights, copyright applications and copyright registrations, and moral rights; (c) rights relating to know-how or trade secrets, including but not limited to ideas, concepts, methods, techniques, inventions and other works, whether or not developed or reduced to practice, rights in industrial property, customer, vendor and prospect lists, and all associated information or databases, and other confidential or proprietary information; (d) industrial designs, industrial models, utility models, certificates of invention and other indicia of invention ownership; (e) trademarks, service marks, logos, trade dress, Internet addresses (URLs), trade names and service names, whether or not registered, and the goodwill associated therewith; and (f) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property anywhere in the world

1.10 **"Laws"** means applicable federal, international, state and local laws, statutes, rules, regulations and ordinances, including any judgment or order of any court or governmental authority.

1.11 "**OneMedNet**" means OneMedNet Corporation, a Delaware corporation.

1.12 "**OneMedNet IP**" means (a) all Intellectual Property Rights of OneMedNet and its Data Licensors; (b) OneMedNet's technology, software, know-how, and processes in compiling the Data; (c) the Data; and (d) all modifications, enhancements and derivative works of or to any of the foregoing, whether conceived, invented, created or developed by OneMedNet, Customer, a Permitted Affiliate, or any third party, excluding Customer Publications.

1.13 "**Order Form**" means an order form signed by an authorized representative of each Party to which this Agreement is attached. Each Order Form constitutes a separate agreement between Customer and OneMedNet which incorporates, and shall be governed by the terms and provisions of, this Agreement.

1.14 "**Permitted Affiliate**" means any Affiliate of Customer expressly identified in the applicable Order Form.

1.15 "**Query**" means each image and data search request to be performed by OneMedNet in accordance with Customer's parameters specified in the applicable Order Form.

1.16 **"Territory"** means any country and/or territory except any country and/or territory subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), such countries and/or territories are specifically excluded from the Territory.

2. License; Services

2.1 License Grant. Subject to the terms and conditions set forth herein, OneMedNet hereby grants to Customer a perpetual (subject to Section 8), nonexclusive, non-sublicensable, non-transferable (except as set forth in Section 9.2) right and license for Authorized Users to use the Data in the Territory solely to (a) view and analyze the Data and use the results of such analysis in order to independently develop Customer Products; (b) sell, license or otherwise commercially distribute Customer Products; and (c) incorporate and/or display up to five (5) images from the Data (unless otherwise specified in an Order Form) in connection with Customer's publication of its research findings based on the Data ("**Customer Publications**"), in each case, solely for its internal business purposes and in accordance with the terms of this Agreement and any additional usage terms set forth in the applicable Order Form (the "**License**").Upon signature by an authorized representative of each Party, each Order Form shall be incorporated herein by reference and deemed a part

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com hereof. Customer shall be responsible and liable for any breach of the terms of this Agreement by any Authorized User.

2.2 Restrictions and Limitations.

(a) Customer shall not, and shall not allow or assist any Authorized Users or third parties to (i) sublicense, rent, lease, use, permit use of, modify, create derivatives of or make available any part of the Data except as expressly permitted in this Agreement (ii) decompile or reverse engineer the Data (iii) use the Data other than in accordance with this Agreement and the applicable Order Form (iv) export any part of the Data outside of the Territory without OneMedNet's prior written consent and in accordance with applicable law (v) use the Data in an unauthorized manner; and/or (vi) use the Data in connection with any claim, action, demand, lawsuit, mediation, arbitration, or litigation.

(b) In using the Data licensed to Customer hereunder, Customer shall: (i) only use the Data as authorized in this Agreement and at all times in compliance with all Laws; and (ii) restrict access to and use of the Data only to Authorized Users having a bona fide need to know and have access to such Data for purposes of Customer's or a Permitted Affiliate's authorized use of such Data as set forth in Section 2.1 above. Customer shall be responsible and liable for any breach of the terms of this Agreement by any Authorized User.

(c) Customer acknowledges and agrees that the Data is based on protected health information OneMedNet obtains in de-identified form from its third party data sources (each a "**Data Licensor**") pursuant to the terms of OneMedNet's agreements with such Data Licensors (each a "**Data Supply Agreement**"). Customer acknowledges and agrees that OneMedNet's rights in and to the Data are subject to and conditioned upon the rights granted to OneMedNet by OneMedNet's Data Licensors in such Data Supply Agreements.

(d) Customer shall not personalize or re-identify, or attempt to personalize or re-identify the Data to identify the individuals to whom the Data relates or from whom it was obtained or otherwise pertains to.

(e) Except as otherwise expressly set forth herein, Customer shall not reverse engineer, decompile, analyze or otherwise use the Data to familiarize itself with the nature, character, or quality thereof for purposes of understanding the sources or subjects of the Data.

(f) Because the Data is supplied to OneMedNet by its Data Licensors, Customer acknowledges and agrees that the Data requested in an Order Form to be made available by OneMedNet to Customer hereunder may be modified, changed, suspended, or removed from availability at any time and without prior notice to Customer prior to OneMedNet's performance of the applicable Query. For the avoidance of doubt, this Section 2.2(f) shall not in any manner limit the License with respect to any Data delivered to Customer.

2.3 Queries; Delivery. OneMedNet will use commercially reasonable efforts to perform and complete each Query within the timeframe set forth in the applicable Order Form. Upon completion of a Query, OneMedNet shall make the applicable Data available to Customer as agreed upon in the applicable Order Form.

2.4 Compliance. The Queries and Data shall be provided in accordance with the terms and conditions of this Agreement. Customer acknowledges and agrees that Customer's rights to use the Data is expressly subject to Customer's compliance with the terms of this Agreement.

2.5 Use of Third Party Vendors/Contractors. Customer acknowledges and agrees that OneMedNet may subcontract or delegate its obligations hereunder to any person or entity.

3. Fees; Payment Terms; Taxes

3.1 Fees. Customer shall pay all fees set forth in the applicable Order Form ("**Fees**"). Unless otherwise specified in the applicable Order Form, OneMedNet shall invoice Customer the applicable Fees upon the

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com

Effective Date and all Fees are due and payable on the Effective Date. All Fees are nonrefundable except as expressly set forth in this Agreement or the applicable Order Form.

3.2 Disputed Fees. If Customer disputes any portion of any invoice, Customer shall notify OneMedNet in writing within thirty (30) days from the date of the invoice with sufficient detail to allow the Parties to resolve the dispute in good faith otherwise, such invoice shall be deemed approved for all purposes. Overdue Fees shall bear interest at the lesser of one and one--half percent (1.5%) per month or the maximum rate allowed by applicable Law, until paid.

3.3 Taxes. The prices specified in each Order Form are exclusive of any sales, use, excise, or similar taxes, and of any export and import duties, which may be levied upon or be collectible by OneMedNet. Customer agrees to pay and otherwise be fully responsible for, and indemnify and hold OneMedNet harmless for, from and against any and all such taxes and duties, unless in lieu thereof Customer provides OneMedNet with a tax exemption certificate acceptable to the relevant governmental authorities. OneMedNet shall have the right, but not the obligation, to pay any such taxes or duties directly, in which event Customer shall immediately reimburse OneMedNet in the amount thereof upon presentation by Customer of evidence of payment. Notwithstanding this Section 3.3, in no event will Customer be responsible for taxes imposed on the net income of OneMedNet.

4. Ownership

4.1 Ownership. As between OneMedNet and Customer, OneMedNet IP and OneMedNet's Confidential Information is and shall at all times remain the sole and exclusive property of OneMedNet and/or its applicable Data Licensors, and other than the rights expressly granted to Customer under this Agreement, no right, title or interest in OneMedNet IP is transferred or granted, directly or indirectly, to Customer under this Agreement. Customer acknowledges and agrees that OneMedNet and/or its Data Licensors retain the right to use the Data for any purpose in its or their sole discretion, and retain the right to otherwise license and distribute the Data for any purpose in its or their sole discretion. Customer shall reproduce and shall not otherwise alter, remove or conceal any copyright or proprietary rights notices placed on the Data by OneMedNet and/or its Data Licensors. As between OneMedNet and Customer, all Intellectual Property Rights in and to Customer Products and Customer Confidential Information is and shall at all times remain the sole and exclusive property of Customer subject to OneMedNet's and its Data Licensors' underlying right and interest in and to the Data.

4.2 Customer Publications. Customer Publications shall be owned by Customer, subject to OneMedNet's and its Data Licensors' underlying right and interest in the Data. Any Data included in Customer Publications shall remain subject to all limitations and restrictions set forth in this Agreement.

5. Representations and Warranties; Disclaimers

5.1 OneMedNet Warranties. OneMedNet represents and warrants to Customer that: (a) the applicable Data Licensors have granted to OneMedNet all necessary rights in the Data so as to grant the license rights granted to Customer in this Agreement; (b) in performing its obligations and responsibilities hereunder, OneMedNet will comply with all applicable Laws; and (c) the Data will include all materially relevant data available from Data Licensors that match the applicable Query at the time of such Query.

5.2 Data Correction. In the event Customer discovers any errors in or omissions in the Data within thirty (30) days from the date of OneMedNet's initial delivery of the Data, and subject to Customer providing sufficient information to accurately identify the error or omission, OneMedNet, shall use commercially reasonable efforts to correct the error or omission within a reasonable timeframe. If OneMedNet is unable to correct the error or omission within such time period, OneMedNet will provide Customer with a full refund of

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com the Fees paid for the affected Data. Customer acknowledges and agrees that such correction or refund as set forth in this Section shall be Customer's sole and exclusive remedy for any breach of this Section 5.2.

5.3 Customer Warranties. Customer represents and warrants that: (a) Customer will use the Data at all times only as expressly authorized by this Agreement; (b) Customer will make no representations or warranties on behalf of OneMedNet or its Data Licensors in connection with the Data; and (c) Customer will comply with all applicable Laws.

5.4 Disclaimer. CUSTOMER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SET FORTH IN THIS SECTION 5, ONEMEDNET IS PROVIDING THE QUERIES AND DATA "AS IS" AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE, AND OneMedNet HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, VALIDITY AND/OR NON-INFRINGEMENT. ALL DISCLAIMERS AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY ESSENTIAL PURPOSE.

6. Limitations on Damages; Indemnification

6.1 Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ONEMEDNET OR ITS DATA LICENSORS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING FROM THIS AGREEMENT, THE SERVICES AND/OR THE DATA, INCLUDING LOST PROFITS, LOST DATA, LOST REVENUE, AND LOSS OF BUSINESS OPPORTUNITY, REGARDLESS OF THE THEORY OF LIABILITY UNDER WHICH SUCH DAMAGES ARE SOUGHT, AND REGARDLESS OF WHETHER OR NOT ONEMEDNET OR ITS DATA LICENSORS KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES. THE MAXIMUM LIABILITY OF ONEMEDNET FOR DIRECT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION OR THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE), WILL NOT EXCEED THE FEES PAID BY CUSTOMER TO ONEMEDNET UNDER THE APPLICABLE ORDER FORM GIVING RISE TO SUCH CLAIM.

6.2 Acknowledgment. CUSTOMER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT ARE FUNDAMENTAL ELEMENTS OF THIS AGREEMENT AND THE DATA AND SERVICES WOULD NOT BE PROVIDED TO CUSTOMER ABSENT SUCH DISCLAIMERS AND LIMITATIONS OF LIABILITY. SOME JURISDICTIONS DO NOT ALLOW THE DISCLAIMER OF CERTAIN WARRANTIES OR THE LIMITATION OF CERTAIN LIABILITIES, SO THE ABOVE MAY NOT APPLY TO CUSTOMER.

6.3 Indemnification.

(a) By OneMedNet. OneMedNet will indemnify, defend and hold harmless Customer, its successors and assigns, and each of the respective officers, directors, employees, agents, and representatives of the foregoing, for, from and against any and all claims, damages, assessments, costs, losses and other expenses, including but not limited to reasonable attorneys' fees and legal costs, in connection with any third party claim, demand, suit, action or other proceeding (collectively, "**Claims**") arising from or relating to OneMedNet's breach of a representation or warranty set forth in Section 5; provided that, OneMedNet will have no obligation to indemnify, defend or hold harmless Customer to the extent such Claims arise out of, result from, or relate to: (i) any modifications, alterations or changes to the Data by Customer; (ii) Customer's misuse or unauthorized use of the Data; (iii) any combination of the Data with any Customer or third party content or materials which

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com causes the Data to infringe the Intellectual Property Rights of OneMedNet, its Data Licensors or any third party; or (iv) any instructions or directions provided by Customer to OneMedNet.

(b) By Customer. Customer will indemnify, defend and hold harmless OneMedNet, its Data Licensors, and each of the respective successors, assigns, officers, directors, employees, agents, and representatives of the foregoing, for, from and against any and all Claims arising from or relating to: (i) Customer's breach of this Agreement; (ii) Customer's use of the Data pursuant to this Agreement; (iii) any Customer Publications; (iv) any modifications, alterations or changes to the Data by Customer or any combination of the Data with any Customer or third party content or materials which causes the Data to infringe the Intellectual Property Rights of OneMedNet, its Data Licensors or any third party; (v) Customer's breach of its obligations and responsibilities set forth in Section 7.5 below, including without limitation, Security Incidents; or (vi) any instructions or directions provided by Customer to OneMedNet.

(c) Procedure. The Parties' indemnity obligations set forth in this Section 6.3 shall be subject to and conditioned upon the Party seeking indemnity hereunder promptly notifying the indemnifying Party of any Claim for which indemnity is owed (an "**Indemnified Claim**"), provided that, the failure to promptly notify the indemnifying Party of the Indemnified Claim will not relieve the indemnifying Party of its duties under this Section 6 unless the indemnifying Party is materially prejudiced by the delay. The indemnifying Party will assume exclusive control of the defense and settlement (including all decisions relating to litigation, defense and appeal) of any such Indemnified Claim; provided that, without the indemnified Party's prior written consent, not to be unreasonably withheld, the indemnifying Party may not settle such Indemnified Claim in a manner involving any remedy except for the payment of money fully indemnified hereunder. The indemnified Party will reasonably cooperate with the indemnifying Party, at the indemnifying Party's expense, in its defense of the Indemnified Claim. The indemnified Party may participate in, but not control, the defense of such Indemnified Claim using attorneys of its choice and at its sole cost and expense.

7. Confidentiality; Data Privacy and Security

7.1 Confidential Information. In performing its respective obligations under this Agreement, a Party may receive the Confidential Information of the other Party. The Party who receives the Confidential Information of the other Party is referred to as the "**Receiving Party**" and the Party disclosing such information is referred to as the "**Disclosing Party**."

7.2 Confidentiality Obligations. The Receiving Party agrees that the Disclosing Party's Confidential Information will be used only in connection with the Receiving Party's performance of its obligations and exercise of its rights under this Agreement. The Receiving Party will not disclose or distribute the Disclosing Party's Confidential Information to any third party without the Disclosing Party's prior written consent, except that the Receiving Party may disclose the Disclosing Party's Confidential Information to its employees, contractors, agents or representatives having a bona fide need to know such Confidential Information and who are bound by confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement. The Receiving Party shall protect the Disclosing Party's Confidential Information from unauthorized use or disclosure using the same measures used by the Receiving Party to protect its own confidential or proprietary information of like kind from unauthorized use or disclosure, but in no event using less than a commercially reasonable standard of care. The Receiving Party will promptly notify the Disclosing Party of any unauthorized use or disclosure of the Disclosing Party's Confidential Information and will assist the Disclosing Party in every reasonable way to retrieve the Disclosing Party's Confidential Information that was improperly used or disclosed. Nothing in this Section 7.2 shall restrict or preclude OneMedNet from disclosing information to its Data Licensors regarding Customer's compliance (or failure to comply) with its

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com obligations and responsibilities set forth in this Agreement.

7.3 Compelled Disclosure. The Receiving Party shall be entitled to disclose the Disclosing Party's Confidential Information to the extent such disclosure is required by compulsory judicial or administrative process or by Law. If the Disclosing Party's Confidential Information is so required to be disclosed, the Receiving Party shall first give the Disclosing Party written notice of such required disclosure, shall provide such information as may reasonably be necessary to enable the Disclosing Party to take action to protect its interests, and shall disclose only that portion of the Disclosing Party's Confidential Information as its legal counsel reasonably determines is required to be disclosed.

7.4 Return or Destruction. Upon the termination of this Agreement, or at any time upon request of the Disclosing Party, the Receiving Party will, at the Disclosing Party's option, promptly return or destroy all items and materials, including any copies, in its possession, custody, or control which contain any Confidential Information of the Disclosing Party. The Receiving Party's obligations concerning the Disclosing Party's Confidential Information as set forth herein will survive the expiration or termination of this Agreement.

7.5 Data Privacy and Security.

(a) Privacy Laws. Customer hereby acknowledges that OneMedNet and its Data Licensors may be subject to: (i) the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health of 2009 and, in each case, the regulations promulgated thereunder; and (ii) state data security and privacy Laws (collectively, "**Privacy Laws**"). Accordingly, notwithstanding anything to the contrary contained in this Agreement, Customer agrees that: (A) it shall comply at all times with all Privacy Laws and take no act or commit any omission that would cause OneMedNet and/or its Data Licensors to be in breach, default or violation of any Privacy Laws; (B) it shall not disclose or use any Data except as authorized under this Agreement; (C) it shall ensure that the Data resides in, and may be accessed only within, the Territory; and (D) it shall immediately (1) notify OneMedNet of any protected health information ("**PHI**") discovered by Customer within the Data, and (2) permanently destroy, or cause the destruction of, the portion of the Data containing such PHI.

(b) Safeguards. Customer agrees to maintain appropriate administrative, technical and physical safeguards for all Data ("**Security Safeguards**"). The Security Safeguards will be designed to: (i) ensure the confidentiality of the Data; (ii) protect against any anticipated threats or hazards to the security or integrity of the Data; (iii) protect the Data against unauthorized access; and (iv) ensure proper destruction of the Data in compliance with all Laws and industry standards.

(c) Security Incidents. Customer agrees to notify OneMedNet, by telephone and electronic mail within twenty four (24) hours upon becoming aware of any information that indicates that there may have been a breach of its security related to the Data, including without limitation, any instance of breach, theft, or unauthorized access to the Data (a "**Security Incident**"). In the event of any such Security Incident, Customer shall further provide to OneMedNet, in writing, such details concerning the Security Incident as OneMedNet reasonably may request and shall cooperate with OneMedNet, its regulators and law enforcement to assist in regaining possession of such information and data and prevent its further unauthorized use, and take (and document) any necessary remedial actions as may be required to prevent other or further Security Incidents. In the event of any unauthorized access to the Data, OneMedNet shall have the right to take any action it deems necessary or appropriate to mitigate the potential ramifications resulting therefrom, including, without limitation, suspending the provision of further Data and providing notice to impacted Data Licensors. All information relating to a Security Incident must be retained by Customer until OneMedNet has consented in writing to its destruction. In the event of a Security Incident: (i) unless applicable law dictates otherwise, OneMedNet has the right to control any required breach notification process, but only with respect to

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com any Data disclosed as a result of such Security Incident; and (ii) Customer shall indemnify and reimburse OneMedNet, its officers, directors employees, agents and representatives, in connection with any and all internal and external costs associated with investigating, addressing and responding to a Security Incident, if any.

8. Term and Termination

8.1 Term. This Agreement will commence upon the Effective Date and shall remain in effect until the License is terminated in accordance with the terms hereof (the "Term"). In the event this Agreement is terminated by either Party, the Order Form shall also terminate as of the effective date of termination of this Agreement.

8.2 Termination Without Cause.

(a) OneMedNet may terminate the License immediately, in the event OneMedNet at the time it performs the applicable Query no longer has the right to distribute the Data under its agreement with its Data Licensors.

(b) OneMedNet may terminate the License upon written notice effective immediately, in the event of any change in Laws that causes OneMedNet's performance under this Agreement and/or the Order Form to be either unlawful or commercially unfeasible.

8.3 Termination for Cause. Either Party may terminate the License upon written notice to the other Party: (a) if the other Party breaches or otherwise fails to observe or perform any term or condition of this Agreement and/or the Order Form and, if such breach is capable of being cured, does not cure such failure within ten (10) days after written notice by the non-breaching Party; or (b) if the other Party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or if a petition in bankruptcy is filed against such other Party and is not dismissed within thirty (30) days after the filing, or if a receiver or trustee is appointed for all or any part of the property or assets of such other Party.

8.4 Effects of Termination; Return of Data. Upon termination of this Agreement, and except as otherwise set forth herein: (a) all rights and responsibilities of the Parties under this Agreement and the Order Form shall immediately and automatically cease; provided that, Customer shall remain liable for all payments for all Queries performed by OneMedNet prior to the effective date of such termination; and (b) Customer shall promptly (i) return, or if requested by OneMedNet destroy, all Data; and (ii) certify the return or destruction thereof in writing and provide OneMedNet with a copy of the Data Inventory documenting such return or destruction.

9. General Provisions

9.1 Independent Contractors. The Parties are independent contractors, and nothing in this Agreement shall be construed to make the parties partners, joint ventures, representatives or agents of each other, nor shall either Party so represent to any third person. No employer--employee relationship is intended to be created by this Agreement.

9.2 Assignment. This Agreement binds and inures to the benefit of the Parties and their successors and permitted assigns. Customer shall not assign this Agreement, nor any rights or obligations hereof without the prior written consent of OneMedNet, which OneMedNet may refuse, withhold or deny for any reason or no reason, in its sole discretion; any purported assignment in violation of this Section 9.2 is void ab initio and of no force or effect.

9.3 Audit. Customer and its Permitted Affiliates shall maintain, during the Term and thereafter for a period of twelve (12) months, a complete, clear, and accurate record of Customer's and its Permitted Affiliates' books and records sufficient for OneMedNet to verify Customer's and its Permitted Affiliates' compliance with the terms and conditions of this Agreement, including without limitation, compliance with Sections 2.1, 2.2 and 4. Such books and records shall include an accurate and up-to-date inventory of all Data documenting the

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com

Data's (including any copies or back-ups thereof) location(s) and data owner(s) (the "**Data Inventory**"). OneMedNet shall have the right to have an inspection and audit of the Data Inventory and all other relevant accounting, sales books and other records of Customer and its Permitted Affiliates conducted by OneMedNet or its designee for the purpose of verifying Customer's compliance with the terms of this Agreement. Any such audit shall be upon reasonable written notice and shall be conducted during normal business hours, provided Customer shall provide a copy of the Data Inventory to OneMedNet within five (5) business days of OneMedNet's written request. If such audit should disclose any breach by Customer or its Permitted Affiliates of the terms of this Agreement, then Customer shall promptly pay to OneMedNet all amounts the cost of such audit.

9.4 Notices. Notices under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) three (3) business days after the date sent by certified mail, postage prepaid with return receipt requested, or (c) upon written confirmation of delivery by recognized national courier sent by overnight service, to the respective Party as set forth below. A Party may change its notice address upon five (5) days written notice to the other Party.

If to OneMedNet:

OneMedNet Corporation
Attn. COO and/or CFO
6385 Old Shady Oak Road
Suite 250
Eden Prairie, MN 55344

If to Customer: To the address listed in the Order Form.

9.5 Waiver; Amendment. This Agreement, and the terms and provisions hereof, may not be waived, in whole or in part, except in a written document signed by a duly authorized representative of the Party to be bound thereby. Any amendment to this Agreement must be in writing and signed by OneMedNet.

9.6 Force Majeure. Excluding Customer's payment obligations hereunder, no Party will be liable for, or will be considered to be in breach of or in default under this Agreement on account of, any delay or failure to perform any obligation under this Agreement due to force majeure events or other causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially-reasonable diligence. If any such force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially-reasonable efforts to minimize the impact of the event. Notwithstanding the foregoing, if a force majeure event persists for a period of ninety (90) days without resolution, the Party to whom performance is owed may terminate this Agreement, effective immediately.

9.7 No Third Party Beneficiaries. Unless stated otherwise the Parties expressly acknowledge and agree that no third-party is intended to be a beneficiary of any provision of this Agreement.

9.8 Equitable Relief. The Parties acknowledge and agree that a breach of this Agreement by either Party will result in immediate, irreparable and continuing damage to the non-breaching Party for which there will be no adequate remedy at law; and agree that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement, the non-breaching Party, its successors and assigns, will be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as provided for at law and in equity.

9.9 Drafting. This Agreement is a product of the negotiation of the Parties. For convenience, this Agreement has been drafted initially in substantial part by legal counsel for one of the Parties, but by

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com agreement of the Parties, this Agreement will be deemed to have been drafted by all Parties jointly, and any ambiguity herein will not be construed for or against any Party by virtue of the identity of the drafter or otherwise.

9.10 Publicity. Unless otherwise requested by Customer in writing, OneMedNet may publicize Customer's selection to do business with OneMedNet, by using Customer's name and Customer's logos and/or marks.

9.11 Entire Agreement. This Agreement, including the Order Form, constitutes the entire agreement between the Parties. There are no understandings, agreements, or representations, oral or written, not specified herein regarding this Agreement. Any and all prior agreements or representations respecting the subject matter of this Agreement, whether written or oral, expressed or implied, are terminated and of no further effect. To the extent there is any conflict between the terms of this Agreement and the terms of the Order Form, then the terms of this Agreement shall control except as expressly stated in the relevant Order Form.

9.12 Governing Law; Venue. This Agreement shall be controlled by and construed under the Laws of the State of Minnesota (excluding its conflicts of laws principles). Any dispute arising under this Agreement shall be exclusively litigated in a state or federal court located in Hennepin County, Minnesota. The Parties hereby expressly agree to the exclusive personal jurisdiction of such courts over them and waive any claim that such forum is an inconvenient forum.

9.13 Interpretation. Section headings are for reference only and will not be used in construing this Agreement. A provision in any definition of a capitalized term conferring a right or imposing an obligation shall be given effect as if it was a provision in the body of this Agreement.

9.14 Severability. Should any provision of this Agreement be held invalid or unenforceable, such invalidity will not invalidate the whole of this Agreement, but rather that invalid provision will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

9.15 Survival. Sections 1, 2.2, 3, 4, 5.4, 6, 7, 8.4 and 9 shall survive any termination of this Agreement.

<End of Agreement>

Order # 09212733

OneMedNet Corporation · 6385 Old Shady Oak Road, Suite 250 · Eden Prairie, MN 55344 · www.onemednet.com